SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2007

FIRST AMERICAN CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Kansas

(State or Other Jurisdiction of Incorporation)

0-25679	48-118574
(Commission File Number)	(I.R.S. Employer Identification No.)

10950 Grandview, Suite 600
Overland Park, Kansas 66210

(Address of Principal Executive Offices) (Zip Code)

(913) 661-0123

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-r(c))

Item 8.01.   Other Events

On May 23, 2007, First American Capital Corporation issued a press release announcing that it had applied for listing of its common stock on the American Stock Exchange, LLC. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that First American Capital Corporation will achieve short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the products and services of First American Capital Corporation, the impact of competitive products and pricing, the dependence by the parties to the transaction on third-party suppliers and their pricing, the ability of the parties to the transaction to meet product demand, the availability of capital and funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, and risks and factors described from time to time in reports and registration statements filed by First American Capital Corporation with the Securities and Exchange Commission. More complete description of the business of First American Capital Corporation is provided in its most recent annual, quarterly and current reports, which are available from First American Capital Corporation without charge or at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(a)	Exhibits

Exhibit 99.1. Press Release dated May 23, 2007 announcing AMEX application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First American Capital Corporation (Registrant)

Date: May 30, 2007	By:	/s/ Robert D. Orr
(Signature)
Robert D. Orr, Chairman of the Board of Directors, President and Chief Executive Officer

2